Exhibit 32.1

CERTIFICATION OF FORM 10-Q REPORT OF

KL ENERGY CORPORATION

FOR THE PERIOD ENDED DECEMBER 31, 2009

The undersigned hereby certifies, for the purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of KL Energy Corporation (“KL”), that to his knowledge:

1.	This Form 10-K report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such Form 10-K report fairly presents, in all material respects, the financial condition and results of operations of KL.

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to the 10-K Report. A signed original of this statement has been provided to KL and will be retained by KL and furnished to the Securities and Exchange Commission or its staff upon request.

This Certification is executed as of March 8, 2010.

/s/  THOMAS SCHUELLER
Thomas Schueller
Acting President and Chief Executive Officer